Exhibit 4(d)

This Warrant has not been registered under the Securities Act of 1933, as amended (THE "1933 ACT"), or applicable state securities laws, nor the securities laws of any other jurisdiction. This Warrant may not be sold or transferred in the absence of an effective registration statement under those securities laws or an opinion of counsel, in form and substance satisfactory to the Company, that the sale or transfer is pursuant to an exemption to the registration requirements of those securities laws.


                                -----------------


                                 NCT GROUP, INC.

             (Incorporated under the laws of the State of Delaware)


          Void after 5:00 p.m., New York City time, on January 31, 2007


           WARRANT FOR THE PURCHASE OF 104,167 SHARES OF COMMON STOCK


No. RCL-01                                              Dated:  January 31, 2002


     FOR VALUE RECEIVED, NCT Group, Inc. (the "Company"), a Delaware corporation, on the date hereof (the "Grant Date"), hereby issues this warrant (the "Warrant") and certifies that Robert C. Lau (the "Holder") is granted the right, subject to the vesting and other provisions of this Warrant, to purchase from the Company, at any time or from time to time during the period commencing at 9:00 a.m. New York City local time on the Grant Date and expiring, unless earlier terminated as hereinafter provided, at 5:00 p.m. New York City local time on January 31, 2007 (the "Expiration Date") up to One Hundred Four Thousand One Hundred Sixty-Seven (104,167) fully paid and non-assessable shares of Common Stock, $.01 par value, of the Company at a price of $.13 per share (the "Exercise Price").

     The term "Common Stock" means the shares of Common Stock, $.01 par value, of the Company as constituted on the Grant Date of this Warrant, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock."

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant.

          1.1 Period of Exercise. Subject to the vesting provisions set forth in
     Section 2 hereof, this Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing at 9:00 a.m., New York City local time, on the Grant Date and expiring at 5:00 p.m., New York City local time, on the Expiration Date or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day.

          1.2 Method of Exercise. Subject to the above restrictions and limitations, this Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder.

          1.3 Cashless Exercise. As the alternative to the payment method of exercise described in Section 1.2 above, the Holder may exercise this Warrant by surrendering this Warrant in exchange for the number of shares of Warrant Stock equal to the product of (a) the number of shares of Warrant Stock as to which the Warrant is being exercised, multiplied by (b) a fraction, the numerator of which is the Market Price (as defined below) of the Common Stock less the Exercise Price of the Warrant Stock and the denominator of which is the Market Price of Common Stock. Solely for the purposes of the foregoing calculation, the "Market Price" shall be equal to the closing price of the Common Stock, as listed or quoted on the public exchange or market on which the Common Stock is then regularly traded, for the date on which this Warrant is exercised (or, if exercised on a non-trading day, then for the trading day immediately preceding such date). For purposes of this Warrant, the method of exercise described in this
     Section 1.3 shall be known as "Cashless Exercise."

          1.4 Partial Exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

          1.5 Transfer Books and Certificates. Upon receipt by the Company of this Warrant, together with the Warrant Exercise Form and, except if Cashless Exercise is invoked, the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

          1.6 Certain Taxes. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

          1.7 Certain Beneficial Ownership. The Holder shall not be entitled to exercise this Warrant to the extent that (a) the number of shares of Common Stock issuable upon such exercise and (b) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on the date of such exercise would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on the date of such exercise. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises of only 4.99%. The Holder may void the exercise limitation described in this paragraph upon 75 days' prior written notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     2.Vesting. This Warrant shall vest and be exercisable by the Holder as follows:

     o On and after January 31, 2003: 26,044 Warrant Shares;
     o On and after January 31, 2004: An additional 26,044 Warrant Shares;
     o On and after January 31, 2005: An additional 26,044 Warrant Shares; and
     o On and after January 31, 2006: An additional 26,044 Warrant Shares;

     3.Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock of the Company from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all pre-emptive rights.

     4.Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     5.Exchange, Transfer, Assignment of Loss of Warrant. This Warrant is not registered under the 1933 Act nor under any applicable state securities law or regulation. This Warrant cannot be sold, exchanged, transferred, assigned or otherwise disposed of unless registered pursuant to the provisions of the 1933 Act or an opinion of counsel in form and content satisfactory to the Company is obtained stating that such disposition is in compliance with an available exemption from registration. Any such disposition must also comply with applicable state securities laws and regulations.

     6.Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     7.Redemption. This Warrant is not redeemable by the Company.

     8.Registration. The Company shall, at its own expense, (a) include the Warrant Shares in its next available registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") and (b) use reasonable efforts to have such registration statement be declared effective by the SEC. The Holder will cooperate with the Company in the Company's efforts under this Section 8 by providing the Company with any information reasonably requested regarding the Holder or its intentions with respect to the Warrant Shares.

     9.Notice of Public Offering. During all periods in which this Warrant or any portion thereof is outstanding or the Holder holds any Warrant Stock, the Company shall give the Holder at least twenty (20) days' prior written notice of any public offering of Common Stock by the Company.

     10. Anti-Dilution Provisions.

          10.1  Adjustment for Dividends in Other  Securities,  Property,  Etc.:
     Reclassification, Etc. In case at any time or from time to time after the Grant Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend,
     (b) any cash paid or payable except out of earned surplus of the Company at the Grant Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive, subject to the limitations and restrictions set forth above, the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Grant Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Grant
     Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Grant Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by
     Section 10.2.

          10.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Grant Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in
     Section 10.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

          10.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the pro forma adjusted Exercise Price. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant.

          10.4 Notices of Record Date, Etc. In case (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation; or (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (y) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five (5) days prior to said date.

     11. Legend. In the event of the exercise of this Warrant and the issuance of any of the Warrant Stock hereunder, all certificates representing Warrant Stock not then registered for sale to the public under the 1933 Act shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

               "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the Securities laws of any state or other jurisdiction, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and of such Securities laws or an opinion of counsel acceptable to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration."

     12. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware and of the United States of America.

     13. Notice. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, return receipt requested, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, return receipt requested, postage prepaid, to the Company at 20 Ketchum Street, Westport, CT 06880, Attn: Chief Financial Officer, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first set forth above.

                  NCT GROUP, INC.



                  By:
                      -------------------------------------------------
                        Name:
                              -----------------------------------------
                        Title:
                               ----------------------------------------

                              WARRANT EXERCISE FORM

         (To be executed by the Holder in order to exercise the Warrant)


                  TO:         NCT Group, Inc.
                              20 Ketchum Street
                              Westport, CT  06880
                              Attention:  Chief Financial Officer


     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of NCT Group, Inc.

The undersigned hereby makes payment for the foregoing shares of Common Stock at the rate of $.13 per share, or an aggregate of $___________. In the alternative, if "Cashless Exercise" as described in Section 1.3 of the within Warrant is desired, then check the following: ______ (If checked, the number of shares of Common Stock will be calculated in accordance with Section 1.3 of the within Warrant.)

     The undersigned represents, warrants and certifies that all offers and sales of the Warrant Stock shall be made: (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1993 Act; and (ii) in compliance with applicable state securities laws and those of any other applicable jurisdiction.



Dated:
           ---------------------------------


                                        --------------------------------------
                                        Name of Warrant Holder


                                        --------------------------------------
                                        Signature

                       INSTRUCTIONS FOR ISSUANCE OF STOCK

         (IF OTHER THAN TO THE REGISTERED HOLDER OF THE WITHIN WARRANT)



Name:        ______________________________________________________________
                  (Please type or print in block letters)


Address:  _________________________________________________________________


Social Security or Taxpayer Identification Number:  _______________________